SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 12, 2005

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such a filing.

Inergy, L.P. (the “Partnership”) announced today that it plans to sell 5,500,000 common units representing limited partner interests (the “Common Units”) in an underwritten public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-118941) (the “Common Unit Offering). The underwriters will have a 30-day option to purchase up to an additional 825,000 common units on the same terms as in the Common Unit Offering if the underwriters sell more than 5,500,000 common units in the Common Unit Offering.

The Partnership intends to use the net proceeds from the Common Unit Offering to repay indebtedness.

Lehman Brothers Inc. will act as sole book-running manager of the offering and A.G. Edwards & Sons, Inc. will serve as joint lead manager of the offering. Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated will serve as co-managers.

A copy of the prospectus supplement and related base prospectus relating to the offering may be obtained from Lehman Brothers Inc. c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, N.Y. 11717, (613) 254-7106.

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: September 12, 2005	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary